Exhibit 99.01

CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Consultants and other key persons (including prospective employees, but conditioned on their employment) of Cloudmark, Inc., a Delaware corporation (including any successor entity, the “Company”) and any Subsidiary, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Holder, (ii) the Holder being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Holder’ s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, or (iii) the Holder being subject to a transfer of its Issued Shares or Award(s) by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Board” means the Board of Directors of the Company.

“Cause” means a dismissal as a result of (i) the commission of any act by the grantee constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board of Directors, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by the grantee to follow the directives of the Chief Executive Officer of the Company or any of its Subsidiaries, the Board of Directors, or the board of directors of any of the Company’s Subsidiaries; or (iv) any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the grantee in connection with the business affairs of the Company or its Subsidiaries. In the event the grantee is a party to an employment or similar agreement with the Company or any Subsidiary that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to the grantee for purposes of this Agreement and not this definition. The determination as to whether a grantee’s employment has been terminated for “Cause” shall be made in good faith by the Committee and shall be final and binding on the grantee. The foregoing definition does not in any way limit the Company’s ability to terminate a grantee’s Service Relationship at any time, and the term “Company” will be interpreted to include any Subsidiary or any successor thereto, if appropriate.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means “disability” as defined in Section 422(c) of the Code.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the grantee provides services to the Company.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Issued Shares, the Person holding such Award or Issued Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Restricted Stock Units and all Option Shares.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Option Shares” means outstanding shares of Stock that were issued to a Holder upon the exercise of a Stock Option.

“Permitted Transferees” shall mean any of the following to whom a Holder may transfer Issued Shares hereunder (as set forth in Section 9(a)(ii)(A)): the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Issued Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Repurchase Event” means (i) a Termination Event, (ii) a Sale Event or (iii) the Holder’s Bankruptcy.

“Restricted Stock Award” means Awards granted pursuant to Section 6 and “Restricted Stock” means Shares granted pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or stock as determined by the Committee, pursuant to Section 8.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50 percent of the outstanding voting power of such surviving or resulting entity, (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7 and “Unrestricted Stock” means Shares granted pursuant to such Awards.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)        Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised, except as contemplated by Section 2(c), of not less than two Directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b)        Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)         to select the individuals to whom Awards may from time to time be granted;

(ii)        to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii)       to determine the number of shares of Stock to be covered by any Award and, subject to the provisions of Section 5(a)(i) below, the price, exercise price, conversion ratio or other price relating thereto;

(iv)       to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any

Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v)                              to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)                          to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii)                      subject to any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii)                  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)                               Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d)                             Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e)                               Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a)

hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a)                               Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,653,286 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise), in each case shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Beginning on the date that the Company becomes subject to Section 162(m) of the Code, no grants in excess of $1,000,000 value shall be granted to any one individual in any calendar year period.

(b)                              Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c)                               Sale Events.

(i)                                  Options.

(A)                          In the case of and subject to the consummation of a Sale Event, the Plan and all Options issued hereunder shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new Options of the successor entity or parent thereof, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B)                           In the event of the termination of the Plan and all Options issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all such Options which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C)                           Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested Options.

(ii)                              Option Shares. Unless otherwise provided in an Award Agreement, in the case of and subject to the consummation of a Sale Event, Option Shares shall be subject to the repurchase right set forth in Section 9(c)(i).

(iii)                          Restricted Stock and Restricted Stock Unit Awards.

(A)                          In the case of and subject to the consummation of a Sale Event, all Restricted Stock and Restricted Stock Unit Awards issued hereunder shall be forfeited immediately prior to the effective time of any such Sale Event unless provision is made in connection with the Sale Event for the assumption or continuation of such Awards by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with an equitable or proportionate adjustment as to the number and kind of shares subject to such Awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B)                           In the event of the forfeiture of shares of Restricted Stock issued hereunder pursuant to Section 3(c)(iii)(A), such shares of Restricted Stock shall be repurchased from the Holder thereof at a price per share equal to the lower of the original per share purchase price paid by the recipient (subject to adjustment as provided in Section 3(b)) or the current Fair Market Value of such shares, determined immediately prior to the effective time of the Sale Event.

(C)                           Notwithstanding anything to the contrary in Section 3(c)(iii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Restricted Stock or Restricted Stock Unit Awards in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of shares of Stock subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

(iv)                          Unrestricted Stock Awards. Unless otherwise provided in an Award Agreement, any shares of Unrestricted Stock shall be treated in a Sale Event the same as all other Shares then outstanding.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons (including prospective employees, but conditioned on their employment) of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that an Incentive Stock Option may be granted only to a person who, at the time the Incentive Stock Option is granted, is an employee of the Company or any Subsidiary.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall execute a Stock Option Award Agreement. The terms and conditions of each such Stock Option Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)                               Terms of Stock Options. The Committee in its discretion may grant Stock Options to eligible officers, employees, directors, Consultants and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i)                                  Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii)                              Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock

Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii)                          Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit an optionee to exercise all or a portion of a Stock Option immediately at grant; provided that the Option Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option and the optionee shall be required to enter into a Restricted Stock Award Agreement and any other similar documentation required by the Company as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any such shares unless and until a Stock Option shall have been exercised pursuant to the terms hereof and the optionee’s name shall have been entered on the books of the Company as a stockholder.

(iv)                          Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Option Award Agreement:

(A)                          In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B)                           If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if required by state law;

(C)                           If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(D)                          If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and

(E)                            If permitted by the Committee, with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate (or notation on any book entry) representing the shares to evidence the foregoing restrictions, (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option, and (iv) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to shares of the Stock. The delivery of certificates representing the shares of Stock (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(b)                              Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. RESTRICTED STOCK AWARDS

(a)                               Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees, all of whom must be eligible persons under Section 4 hereof.

(b)                              Rights as a Stockholder. Upon execution of a Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Shares of Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Restricted Stock Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c)                               Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 12 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other Service Relationship) with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Restricted Stock Award Agreement.

(d)                             Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Award Agreement.

SECTION 7. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 8. RESTRICTED STOCK UNITS

(a)                               Nature of Restricted Stock Units. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. The grant of Restricted Stock Unit(s) is contingent on the grantee executing a Restricted Stock Unit Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s), shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement.

(b)                              Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to shares of Stock, if any, acquired upon settlement of a Restricted Stock Unit. A grantee shall not be deemed to have acquired any such shares unless and until a Restricted Stock Unit shall have been settled in Stock pursuant to the terms hereof, the Company shall have issued and delivered a certificate representing the shares to the grantee, and the grantee’s name shall have been entered in the books of the Company as a stockholder.

(c)                               Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and any Subsidiary for any reason.

SECTION 9. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a)                               Restrictions on Transfer.

(i)                                  Non-Transferability of Stock Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(ii)                              Issued Shares. No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the

Securities Act), and with the terms and conditions of this Section 9, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 9. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Issued Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the original recipient):

(A)                          Transfers to Permitted Transferees. The Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, transfer or gift, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company. Notwithstanding the foregoing, the Holder may not sell, assign, transfer or give any or all of the Issued Shares to any Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(B)                           Transfers Upon Death. Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

(b)                              Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares (other than shares of Restricted Stock which by their terms are not transferrable), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of the Plan. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to shares of the Stock, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c)                               Company’s Right of Repurchase.

(i)                                  Right of Repurchase for Option Shares. The Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Option Shares some or all (as determined by the Company) of the Option Shares held or subsequently acquired upon exercise of a Stock Option by such Holder at the price per share specified below. Such repurchase right may be exercised by the Company within the later of (A) six months following the date of such Repurchase Event or (B) seven months after the acquisition of such Option Shares upon exercise of a Stock Option (the “Option Shares Repurchase Period”). The “Option Shares Repurchase Price” shall be equal to the Fair Market Value of the Option Shares, determined as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event.

(ii)                              Right of Repurchase With Respect to Restricted Stock and Shares issued pursuant to an Unrestricted Stock Award or Restricted Stock Unit Award. Unless otherwise set forth in the agreement entered into by the recipient and the Company in connection with a Restricted Stock Award, Unrestricted Stock Award or Restricted Stock Unit Award, the Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award, Unrestricted Stock Award or Restricted Stock Unit Award some or all (as determined by the Company) of such Issued Shares at the price per share specified below. In addition, upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award any Issued Shares which have not vested as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Repurchase Event or Termination Event as applicable (the “Non-Option Shares Repurchase Period”). The “Non-Option Shares Repurchase Price” shall be (i) in the case of Issued Shares which are vested as of the date of the Repurchase Event, the Fair Market Value of such Issued Shares as of the date the Company elects to exercise its repurchase rights in connection with a Repurchase Event and (ii) in the case of Issued Shares which have not vested as of the date of the Repurchase Event or Termination Event (as applicable), the lower of the original per share purchase price paid by the recipient subject to adjustment as provided in Section 3(b) or the current Fair Market Value of such Issued Shares as of the date the Company elects to exercise its repurchase rights in connection with a Repurchase Event or Termination Event (as applicable).

(iii)                          Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Option Shares Repurchase Period or Non-Option Shares Repurchase Period, as applicable, of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Option Shares Repurchase Price or the Non-Option Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Option Shares Repurchase Price or Non-Option Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d)                             Drag Along Right. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to enter into a Sale Event in a bona fide negotiated transaction (a “Sale”), with any non-Affiliate of the Company or any majority shareholder (in each case, the “Buyer”), a Holder of Issued Shares, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of such Holder’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 9(d).

(e)                               Escrow Arrangement.

(i)                                  Escrow. In order to carry out the provisions of Sections 9(b), (c), and (d) of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant

Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 9(e).

(ii)                              Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 9(b), (c), or (d) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 9(b), (c), or (d), such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f)                                Lockup Provision. A Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter reflecting the agreement set forth in this Section 9(f).

(g)                              Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s Stock, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(h)                              Termination. The terms and provisions of Section 9(b), Section 9(c) (except for the Company’s right to repurchase unvested Restricted Stock Awards upon a Termination Event) and Section 9(d) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or a successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly-traded on NASDAQ or any national security exchange.

SECTION 10. TAX WITHHOLDING

(a)                               Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b)                              Payment in Stock. Subject to approval by the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 11. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION 12. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose), but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Awards and by granting such holders new Awards in replacement of the cancelled Awards. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 13. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award or Awards.

SECTION 14. GENERAL PROVISIONS

(a)                               No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)                              Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9(e) of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)                               No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d)                             Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e)                               Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f)                                Legend. Any certificate(s) representing the Issued Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Cloudmark, Inc. 2010 Stock Option and Grant Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

SECTION 15. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law, and the Company’s articles of incorporation and bylaws within 12 months thereafter. Subject to such approval by stockholders and to the right trust, no Stock may be issued hereunder prior to such approval. Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the earlier of the Effective Date or the date the Plan is approved by stockholders.

SECTION 16. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	June 18, 2010

DATE APPROVED BY THE STOCKHOLDERS:	February 3, 2011

Addendum A to the

2010 Stock Option and Grant Plan

of Cloudmark, Inc.

Notwithstanding anything stated to the contrary in the 2010 Stock Option and Grant Plan of Cloudmark, Inc. (the “Plan”), this Addendum to the Plan shall apply for purposes of all Awards granted under the Plan to natural persons who are employees, officers, directors and consultants providing services to the Company or its Subsidiaries and reside in California (collectively, the “California Awardees”) until such time as the Stock becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In addition, until such time as the Stock becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, this Addendum shall supersede the terms of any Award Agreement entered into with California Awardees to the extent that the terms of such Award Agreement are inconsistent with this Addendum. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

SECTION 1. Stock Options.

1.1                            Stock Option Term. No Stock Option shall be exercisable after the tenth (10th) anniversary of the date the Stock Option is granted.

1.2                            Termination of Employment. In the event that an optionee’s employment terminates, such optionee may thereafter exercise his, her or its Stock Option, to the extent that it was vested and exercisable on the date of such termination, until the date specified below. Any portion of the Stock Option that is not exercisable on the date of termination of such employment shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s employment shall continue until the earliest of: (i) the date which is: (A) six months following the date on which the optionee’s employment terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Option Agreement), or (B) 30 days following the date on which the optionee’s employment terminates if the termination is due to any other reason (or such longer period of time as determined by the Committee and set forth in the applicable Option Agreement), or (ii) the Expiration Date set forth in the Option Agreement; provided that notwithstanding the foregoing, an Option Agreement may provide that if the optionee’s employment is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 2. All Awards.

2.1                            Nontransferability of Awards. No Award shall be transferable by the grantee otherwise than by will, by the laws of descent and distribution, to a revocable trust or as permitted by Rule 701 of the Act.

2.2                            Grant Date. No Award shall be granted under the Plan after the date which is ten years from the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s security holders, whichever is earlier.

*   *   *

CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

2012 SUB-PLAN FOR FRANCE

1.                                    General purpose of Sub Plan - Definitions

Pursuant to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”), and the 2012 Sub-Plan for France (the ‘Sub-Plan’), Cloudmark, Inc., a Delaware corporation (together with any successors thereto, the “Company”), hereby grants to the Optionee, who is an officer, employee or director of the Company or any of its Subsidiaries, a French Qualified option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock (“Common Stock”), of the Company indicated in the Plan (the “Underlying Shares,” and such shares once issued shall be referred to as the “Option Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Stock Option Agreement (the “Agreement”) in the Plan and in the Sub-Plan. It is intended that this Stock Option shall qualify for favorable income tax and social tax treatment under Sections L.225 – 177 to L. 225 – 186 of the French Commercial Code.

This Cloudmark, Inc. Sub Plan for France (the “Sub Plan”) of the Cloudmark, Inc. 2010 Stock Option and Grant Plan was established by the Board for the purpose of granting options which are intended to qualify for the favorable income tax and social tax treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code (“French Qualified Stock Option”).  The additional terms and conditions detailed below are to be read in conjunction with the rules of the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”).  To the extent that the terms and conditions of this Sub Plan conflict with the terms and conditions set forth in the Plan or any Stock Option Agreement, the terms and conditions of this Sub Plan shall prevail.

The Board acting on the authority of the Extraordinary General Meeting of Stockholders on September 25, 2012, decided to award options to purchase stock in the Company to a group of employees and executives, under the following terms and conditions.

The purpose of the plan is to define the legal framework for stock purchase options of Cloudmark, Inc. enabling employees and executives of the Company within the meaning of Article L.225-180 of the French Commercial Code to become shareholders as provided by Articles L. 225-177 to L. 225-186 of the French Commercial Code.

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan, in the Stock Option Agreement and the Sub-Plan.

2.                                    Administration.

Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board, options will be exercisable under the vesting schedule set out in the French Qualified Stock Option Grant

1

Notice and the Stock Option Agreement for employees subject to taxation under the laws of France.  Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this Sub Plan, as may be necessary or desirable to comply with the French applicable social or tax laws.  Furthermore, the Board has the absolute discretion to impose a restriction of up to three years on the sale of shares issued as a result of an option exercise. Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged. Where there is an increase or change in the Company’s share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Articles R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Beneficiaries. In addition the total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of Cloudmark, Inc. Finally, the Cloudmark, Inc. shall not hold, either directly or through a person acting in their own name but on the company’s behalf, more than 10% of the total of its own shares, or more than 10% of any given category.

3.                                    Eligibility.

For purposes of this Sub Plan, a Group company is the granting Company or a subsidiary where at least 10% of the capital is held, directly or indirectly, by the granting Company.

Options may not be issued under this Sub Plan to employees or executives owning upon the date of grant more than ten percent (10%) of the Company’s capital shares.  Notwithstanding any other provision of the Plan, options may only be granted to individuals (hereafter the “beneficiaries” or “Participants”):

(a)                               being considered as a French tax resident subject to taxation in France and having an employment contract under French Law either with the granting Company, a subsidiary of the granting Company as defined above, upon the date of grant; and/or

(b)                              to non-employed directors having a management function (the “président-directeur general,” the “directeur-général,” the “directeur général délégué,” the “members of the “directoire”) of a subsidiary of the granting Company as defined above, upon the date of grant.

4.                                    Grant of options.

In accordance with the authorisation given by the Extraordinary General Meeting of Stockholders on September 25, 2012 and within thirty-eight months of said Meeting, the Board, at its meeting on July 20, 2012, approved the terms of this Sub-Plan and, in this way, granted Options to the Beneficiaries and shall notify them of such, specifying:

(a)                               the purchase price of a Share per exercise of an Option, and more generally, the conditions of purchase and sale of the shares; and

(b)                              for each Beneficiary, the number of Share purchase Options granted by decision

2

of the Board;

Each Beneficiary received the notification, along with a copy of the current Sub-Plan and a standard copy of the Stock Option exercise notice.

No provision of this Sub-Plan may be considered to give the Beneficiary any acquired right to continuation of their employment contract with a company in the Group, or to limit the right of a company in the Group to terminate or amend the terms and conditions of the Beneficiary’s employment contract.

5.                                    Vesting, Exercisability.

The Board in its discretion may grant Stock Options to eligible officers, employees, directors, of the Company or any Subsidiary.  Stock Options granted pursuant to this Section shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan and the Sub plan, as the Board shall deem desirable.

The exercise price per share for the Stock covered by a Stock Option granted pursuant to the Plan shall be determined by the Board at the time of grant but shall not be less than 100 percent of the Fair Market Value of the shares on the Grant Date.

No Stock Option shall be exercisable after the tenth (10th) anniversary of the date the Stock Option is granted.

6.                                    Exercise of stock option and Termination.

(a)                               The Optionee may exercise this Stock Option only in the following manner:  Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A of the Stock Option Agreement indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice.  Such notice shall specify the number of Option Shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods: in cash, by certified or bank check, or other instrument acceptable to the Board in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares.  Payment instruments will be received subject to collection.

(b)                              Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Board with all requirements under applicable laws or regulations in connection with such issuance.  Until the Optionee shall have complied with the requirements hereof and of the Plan and the Sub-Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Board as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full dividend and other

3

ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

(c)                               Notwithstanding any other provision hereof or of the Plan or the Sub-Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

(d)                             Shares issued on exercise of an Option are unassignable for a period of four (4) years from the Option Grant Date, although this share retention period may not exceed three (3) years from the date of exercise of the Option (hereafter, the “Holding Period “).

(e)                               On expiry of the Holding Period, the Shares are transferable in accordance with provisions of the Company by-laws, the provisions of the Plan and the Sub Plan and any other act agreed by the Company’s shareholders.

(f)                                Except as may otherwise be provided by the Board, if the Optionee’s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):

(i)               Termination of the employment contract or executive position by way of the Beneficiary’s retirement, the right to exercise the Options remains open for three (3) months following the date of the termination of the employment contract or executive position,

(ii)              Invalidity of the 2nd and 3rd category under Article L.341-4 of the French Social Security Code, the right to exercise the Options remains open for twelve (12) months following the date of invalidity,

(iii)            On the death of the Beneficiary, the right to exercise the Options remains open to the Beneficiary’s heirs for six (6) months following the date of death,

If the Optionee’s Service Relationship terminates for any reason other than death, disability or retirement, and unless otherwise determined by the Board, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier, provided, however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Board’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees or Permitted Transferees.  Any portion of the Stock Option that is not exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void.

4

7.                                    Transfer restrictions.

This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by inheritance.  The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee subject to provisions of Section 5 of the Sub plan.

In the event of death of the beneficiary during the exercise period of the options, the beneficiary’s heirs will have a period of six (6) months following the date of death, to exercise the option. Upon expiry of this period the option will be null and void.

The Option Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.

8.                                        Tax Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

The terms of this payment will have to be compliant with the provisions of the Section 10 of the Plan.

9.                                    Amendments and termination

Where there is an increase or change in the Company’s share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Articles R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Beneficiaries.

This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

10.                            Governing law.

The Plan and this Sub Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

5

Neither this document, nor any stock option agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK EMI Sub-Plan to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Sub-Plan”). The Sub-Plan is exclusively available to bona fide employees and former employees of Cloudmark, Inc., Cloudmark Europe Limited and any other UK Subsidiary.

UK EMI SUB-PLAN TO THE

CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

Additional Terms and Conditions for Options received by Optionees resident in the UK

1.                                     The purpose of this Sub-Plan is to provide incentives for present and future UK tax resident employees of Cloudmark, Inc., Cloudmark Europe Limited and any other UK Subsidiary through the grant of options over Common Stock of Cloudmark, Inc. (the “Company”).

2.                                     Capitalized terms are defined in the Plan, subject to the provisions of this Sub-Plan.

3.                                     References to Incentive Stock Options and Nonstatutory Stock Options shall not apply to Options granted under the Sub-Plan.

4.                                     The Options granted under this Sub-Plan shall either be designated as EMI Options or as Unapproved Options.

5.                                     This Sub-Plan is governed by the Company’s 2010 Stock Plan (the “Plan”) and all its provisions shall be identical to those of the Plan SAVE THAT (i) “Sub-Plan” shall be substituted for “Plan” where applicable, (ii) the maximum number of shares reserved and available for issuance under Section 3(a) of the Plan and Sub-Plan shall be in the aggregate and (iii) the following provisions shall be as stated in this Sub-Plan in order to accommodate the specific requirements of the laws of England and Wales:

6.                                     SECTION 1: GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

The words “the UK EMI Sub-Plan to” shall be inserted immediately before the words “the Cloudmark, Inc. 2010 Stock Option and Grant Plan”.

The words “officers” and “directors, Consultants and other key persons (including prospective employees, but conditioned on their employment)” shall be deleted.

The following definitions shall be amended:

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include EMI Options, Unapproved Options or any combination of the foregoing.

“Issued Shares” shall mean, collectively, all outstanding Option Shares.

“Service Relationship” shall mean any relationship as an employee of the Company or any Subsidiary or any successor entity.

The following definitions shall be deleted:

“Consultant”

“Incentive Stock Option”

“Non-Qualified Stock Option”

“Restricted Stock Award”

“Restricted Stock Unit”

“Ten Percent Owner”

“Unrestricted Stock Award”

The following definitions shall be inserted:

“Data” shall mean certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any stock, units or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Optionee’s favour.

“Data Recipients” shall mean third parties assisting the Company in the implementation, administration, and management of the Plan.

“Disqualifying Event” shall have the meaning given to it in sections 534, 535 and 536 of ITEPA.

“Eligible Employee” shall mean an Employee who fulfills the requirements of Part 4, Schedule 5 of ITEPA.

“EMI Option” shall mean a qualifying EMI option which meets the requirements of Schedule 5 of ITEPA.

“Grant Date” shall mean the date of grant of the Option as specified in the relevant Stock Option Agreement.

“ITEPA” shall mean the Income Tax (Earnings and Pensions) Act 2003.

“Joint Election” shall mean an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992), which has been approved by HM Revenue & Customs for the transfer of the whole or any liability of the secondary contributor for any Secondary NIC Liability.

“Option Tax Liability” shall mean any liability or obligation of the Company and/or any related company or Subsidiary to account for income tax (under Pay As You Earn) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the acquisition, retention and disposal of the Shares acquired under this Plan.

“Personal Representative” shall mean the personal representative(s) of an Optionee (being either the executors of his will or if he dies intestate the duly appointed administrator(s) of his estate) who have provided to the Board evidence of their appointment as such.

“Secondary NIC Liability” shall mean any liability to employer’s Class 1 National Insurance Contributions to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option.

2

“Section 431 Election” shall mean an election made under section 431 of the Income Tax (Earnings and Pensions) Act 2003.

“Taxable Event” shall mean any occasion on which an Option Tax Liability or Secondary NIC Liability arises in connection with an Option or any award of Stock under it.

“UK Subsidiary” shall mean a Subsidiary of the Company which is incorporated in the UK.

“Unapproved Option” shall mean an option over shares in the Company that is neither an HM Revenue & Customs approved Company Share Option Plan nor an EMI Option.

7.                                   SECTION 2: ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(b) Powers of Committee.

Sub-section (ii) shall be replaced with the following words:

“to determine the time or times of grant, and the amount, if any, of EMI Options or Unapproved Options or any combination of the foregoing, granted to any one or more grantees.”

8.                                   SECTION 3:  STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(c) Sale Events.

(iii) Restricted Stock and Restricted Stock Unit Awards.

This Sub-Section shall be deleted.

9.                                     SECTION 4: ELIGIBILITY.

This Section shall be deleted and replaced with the following paragraph:

“Grantees under the Plan will be such employees of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that an EMI Option may be granted only to a person who, at the time the EMI Option is granted, is an Eligible Employee of the Company or any Subsidiary.”

10.                              SECTION 5: STOCK OPTIONS.

The second paragraph of this Section shall be deleted and shall be replaced with the following paragraphs:

“Stock Options granted under the Plan may be either EMI Options or Unapproved Options. EMI Options may be granted only to Eligible Employees. To the extent that any Option does not qualify as an EMI Option, it shall be deemed an Unapproved Option.

“If designated in the Notice of Stock Option Grant as an EMI Option, this Option is intended to qualify as an EMI Option. Nevertheless, to the extent that it exceeds the £120,000 limit included in part 2 of Schedule 5 of ITEPA, or for any other reason, fails in whole or in part to be an EMI Option, the Option or the lesser part will be treated as an Unapproved Option. In no event shall the Committee, the Board, the Company or any Parent or Subsidiary or any of their respective employees or directors have any

3

liability to the optionee (or any other person) due to the failure of the Option to qualify for any reason as an EMI Option.”

(a) Terms of Stock Options.

The words “eligible officers” and “directors, Consultants and key persons of the Company or any Subsidiary” shall be deleted.

(i) Exercise Price.

The second sentence of this Sub-Section shall be deleted.

(ii) Option Term.

The second sentence of this Sub-Section shall be deleted.

(iii) Exercisability; Rights of a Stockholder.

The words “a Section 431 Election, Joint Election” shall be inserted after the words “Restricted Stock Award Agreement”.

(iv) Method of Exercise.

(A)

The word “check” shall be replaced with the word “cheque”.

Sub-Sections (B), (C) and (E) shall be deleted in their entirety.

The final sentence of the paragraph beginning “Payment instruments will...” shall be deleted.

(b) Annual Limit on Incentive Stock Options.

This Sub-Section shall be deleted.

11.                              SECTION 6: RESTRICTED STOCK AWARDS.

This Section shall be deleted.

12.                              SECTION 7: UNRESTRICTED STOCK AWARDS.

This Section shall be deleted.

13.                              SECTION 8: RESTRICTED STOCK UNITS.

This Section shall be deleted.

14.                            SECTION 9: TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS.

(a) Restrictions on Transfer.

(i) Non-Transferability of Stock Options.

This Section shall be deleted and shall be replaced with the following words:

4

“No Stock Option shall be transferable by the optionee otherwise than to the optionee’s Personal Representative and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(ii) Issued Shares.

The words “(provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the original recipient)” shall be deleted.

(B) Transfers Upon Death.

The words “legal representative” shall be replaced with the words “Personal Representative” and the words “estate, executors, administrators, personal representatives, heirs, legatees and distributees” shall be replaced with the words “Personal Representative”.

(c) Company’s Right of Repurchase.

(ii) Right of Repurchase With Respect to Restricted Stock and Shares issued pursuant to an Unrestricted Stock Award or Restricted Stock Unit Award.

This Sub-Section shall be deleted.

(iii) Procedure.

The words “or Non-Option Shares Repurchase Period, as applicable,” shall be deleted.

The words “or the Non-Option Shares Repurchase Price” and the words “or Non-Option Shares Repurchase Price, as applicable” shall be deleted.

(e) Escrow Arrangement.

The words “attorney-in-fact” shall be replaced with the words “power of attorney”.

15.                              SECTION 10: TAX WITHHOLDING.

This Section shall be deleted and replaced with the following words:

“In the event that the Company or any Subsidiary determines that it is required to account to HM Revenue & Customs for any Option Tax Liability or Secondary NIC Liability (under the Stock Option Agreement) arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the acquisition, retention and disposal of the shares acquired pursuant to this Option, the Optionee, as a condition to the issue of shares in connection with the exercise of an Option, or on the grant, assignment, release or cancellation of an Option, shall make such arrangements satisfactory to the Company to enable it or any Subsidiary to satisfy any requirement to account for any Option Tax Liability (and, if applicable, any Secondary NIC Liability) that may arise in connection with the Option or the award of Shares pursuant to it including, but not limited to, arrangements satisfactory to the Company for withholding Stock that would otherwise be issued pursuant to the Stock Option Agreement to the Optionee.”

16.                              SECTION 12: AMENDMENTS AND TERMINATION.

The words “reduce the exercise price of outstanding Stock Options or” shall be deleted.

5

The sentence beginning with the words “To the extent determined by the Committee...” and ending “...meeting of stockholders” shall be deleted.

17.                              SECTION 14: GENERAL PROVISIONS.

(b) Delivery of Stock Certificates.

The words “United States” shall be deleted and shall be replaced with the word “relevant”.

(c) No Employment Rights.

The words “employment or” shall be deleted.

(e) Designation of Beneficiary.

This Sub-Section shall be deleted.

18.                              SECTION 15: EFFECTIVE DATE OF PLAN.

The first sentence of this Section shall be deleted and shall be replaced with the following words:

“The Plan shall become effective upon approval by the Board.”

The word “adoption of the Plan” in the following sentence shall be replaced by the words “approval of the Cloudmark, Inc. 2010 Stock Option and Grant Plan”.

19.                              SECTION 16: GOVERNING LAW.

The following words shall be appended to this Section:

“The Joint Election and the Section 431 Election shall be governed by the laws of England and Wales.”

20.                              The words “DATE APPROVED BY THE STOCKHOLDERS:          , 2010” shall be deleted.

21.                              The Addendum shall be deleted.

6

EARLY EXERCISE

INCENTIVE STOCK OPTION GRANT NOTICE

UNDER THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

Pursuant to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”), Cloudmark, Inc., a Delaware corporation (together with any successor thereto, the “Company”), hereby grants to the Optionee, who is an employee of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock (“Common Stock”), of the Company indicated above (the “Option Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Early Exercise Incentive Stock Option Grant Notice (the “Grant Notice”), the Early Exercise Incentive Stock Option Agreement (the “Agreement”) and in the Plan. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). To the extent any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

Name of Optionee:

No. of Option Shares:

Grant Date:

Vesting Commencement Date:

Expiration Date:

Option Exercise Price per Share:

Vesting Schedule:                                                                                                                           25% of the Option Shares shall vest on the 1st anniversary of the Vesting Commencement Date; provided that the Optionee continues to have a Service Relationship (as defined in the Plan) with the Company at such time. Thereafter, the remaining 75% of the Option Shares shall vest in 36 equal monthly installments following the first anniversary of the Vesting Commencement Date, provided the Optionee continues to have a Service Relationship (as defined in the Plan) with the Company at such time.

Attachments:     Early Exercise Incentive Stock Option Agreement, Stock Option Exercise Notice, Restricted Stock Agreement, and 2010 Stock Option and Grant Plan

EARLY EXERCISE

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1.                                    Vesting, Exercisability and Termination.

(a)                               This Stock Option shall be immediately exercisable, regardless of whether the Option Shares are vested.

(b)                              Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, the Option Shares shall be vested on the respective dates indicated below:

(i)                                  All Option Shares shall initially be unvested.

(ii)                              The Option Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

Notwithstanding anything herein to the contrary, in the case of a Sale Event, this Stock Option and the Option Shares shall be treated as provided in Section 3(c) of the Plan.

(c)                               Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):

(i)                                  Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may continue to be exercised, to the extent the Option Shares are vested on the date of termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 6 months from the date of death or disability or until the Expiration Date, if earlier.

(ii)                              Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or disability (as defined in Section 422(c) of the Code), and unless otherwise determined by the Committee, this Stock Option may continue to be exercised, to the extent the Option Shares are vested on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date or other termination date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her

2

representatives or legatees. Any portion of this Stock Option with respect to Option Shares that are not vested on the date of termination of the Service Relationship shall terminate immediately and be null and void.

(d)                             It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Option Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Option Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent the Underlying Shares and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.

2.                                    Exercise of Stock Option.

(a)                               The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares. Such notice shall specify the number of Option Shares to be purchased. To the extent this Stock Option is only partially exercised, such exercise shall first be with respect to the Option Shares, if any, that have previously vested, and then with respect to the Option Shares that will next vest, with the Option Shares that vest at the latest date being exercised last. Payment of the purchase price may be made by one or more of the methods described in Sections 5(a)(iv)(A), (B), (C), or (D) of the Plan, subject to the limitations contained in such Sections of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b)                              In the event the Optionee exercises a portion of this Stock Option with respect to Option Shares that have not vested, the Optionee shall also deliver a Restricted Stock Agreement covering such unvested Option Shares in the form of Appendix B hereto (the “Restricted Stock Agreement”) with the same vesting schedule for such Option Shares as set forth for such Option Shares herein.

(c)                               Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3.                                    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

3

4.                                    Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.

5.                                    Restrictions on Transfer of Option Shares. The Option Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan and, if applicable, the Restricted Stock Agreement.

6.                                    Miscellaneous Provisions.

(a)                               Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b)                              Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

(c)                               Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d)                             Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope hereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(e)                               Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

4

(f)                                Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g)                              Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, e-mail, facsimile transmission, or when received if mailed by postage paid first class mail or a recognized international courier. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h)                              Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i)                                  Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

7.                                    Dispute Resolution.

(a)                               Except as provided below, any dispute arising out of or relating to the Plan or this Stock Option, this Agreement, or the breach, termination or validity of the Plan, this Stock Option or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California.

(b)                              The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

5

(c)                               The Company, the Optionee, each party to the Agreement and any other holder of Stock issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)                             Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

6

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

CLOUDMARK, INC.

By:
	Name:	George Riedel
Chief Executive Officer

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS IN SECTION 7 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name: «First» «Last»

Address:

7

Appendix A

STOCK OPTION EXERCISE NOTICE

Cloudmark, Inc.

Attention: Stock Plan Administrator

128 King Street, Second Floor

San Francisco, CA 94107

Pursuant to the terms of the stock option agreement between the undersigned and Cloudmark, Inc. (the “Company”) under the Cloudmark, Inc. 2010 Stock Option and Grant Plan, I hereby give notice that I elect to purchase the number of shares for the price set forth below:

Stock option dated

(Authorized Date):

Number of shares exercised:

Certificates to be issued in name of:

Total exercise price:

Payment delivered herewith:	☐ Cash

☐ Certified or bank check payable to Cloudmark, Inc.

☐ Other (as referenced in the Agreement and described in the Plan)

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i)                                  I am purchasing the Underlying Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)                              I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)                          I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Underlying Shares and to make an informed investment decision with respect to such purchase.

8

(iv)                          I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v)                              I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Option Shares will include similar restrictive notations.

Sincerely yours,

Name:

Address:

9

Appendix B

RESTRICTED STOCK AGREEMENT

UNDER THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

Name of Grantee:                                                                             (the “Grantee”)

No. of Option Shares Granted:                                                             Shares (the “Options”)

Grant Date:                                                                                                                 ,

Vesting Commencement Date:                      ,       (the “Vesting Commencement Date”)

Per Share Purchase Price:        $                (the “Per Share Purchase Price”)

No. of Unvested Option Shares Exercised:                     Shares (the “Unvested Shares”)

Pursuant to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”), Cloudmark, Inc., a Delaware corporation (together with any successor entity, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, Consultant or other key person of the Company or any of the Subsidiaries, the Unvested Shares at the Per Share Purchase Price, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Unvested Shares to him or her. The Company hereby acknowledges receipt of $[               ] in full payment for                 of Unvested Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Unvested Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Unvested Shares in respect of which they were issued, and shall be deemed Unvested Shares as if and to the same extent they were issued at the date hereof.

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

8.         Purchase and Sale of Unvested Shares; Vesting; Investment Representations.

(a)        Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Unvested Shares set forth above for the Per Share Purchase Price.

(b)        Vesting. On the date of this Agreement, all of the Unvested Shares are non-transferable and subject to a substantial risk of forfeiture and are Shares of Restricted Stock. Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, the risk of forfeiture shall lapse with respect to the Unvested Shares on the respective dates indicated below and such Unvested Shares shall become vested as follows:

(i)

(ii)        Notwithstanding anything herein to the contrary in the case of a Sale Event, the Shares of Restricted Stock shall be treated as provided in Section 3(c) of the Plan.

(c)        Investment Representations. In connection with the purchase and sale of the Unvested Shares contemplated by Section 1(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)         The Grantee is purchasing the Unvested Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)        The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)       The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Unvested Shares and to make an informed investment decision with respect to such purchase.

(iv)       The Grantee can afford a complete loss of the value of the Unvested Shares and is able to bear the economic risk of holding such Unvested Shares for an indefinite period.

(v)        The Grantee understands that the Unvested Shares are not registered under the Act (it being understood that the Unvested Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Unvested Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated shares will include similar restrictive notations.

11

9.         Repurchase Right. Upon a Termination Event or other Repurchase Event, the Company shall have the right to repurchase the Unvested Shares as set forth in Section 9(c) of the Plan.

10.       Restrictions on Transfer of Unvested Shares. The Unvested Shares (whether or not vested) shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan

11.       Incorporation of Plan. Notwithstanding anything herein to the contrary, this Restricted Stock Award shall be subject to and governed by all the terms and conditions of the Plan.

12.       Miscellaneous Provisions.

(a)        Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Unvested Shares if and to the extent the Unvested Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Unvested Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b)        Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to this Award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of this Award. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c)        Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d)       Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e)        Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(f)        Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

12

(g)        Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h)        Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Unvested Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(i)         Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j)         Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

13.       Dispute Resolution.

(a)        Except as provided below, any dispute arising out of or relating to the Plan or the Unvested Shares, this Agreement, or the breach, termination or validity of the Plan, the Unvested Shares or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California.

(b)        The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual

13

damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)        The Company, the Grantee, each party to the Agreement and any other holder of shares or stock issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 6 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)       Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

14

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the date first above written.

CLOUDMARK, INC.

By:
Name: George Riedel
Title: Chief Executive Officer

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof and understands that the Unvested Shares granted hereby are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS IN SECTION 6 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

Address:

CLOUDMARK, INC.

RESTRICTED STOCK UNIT GRANT NOTICE
(2010 STOCK OPTION AND GRANT PLAN)

Cloudmark, Inc. (the “Company”), pursuant to its 2010 Stock Option and Grant Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units” or “RSUs”) set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement.  In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Service-Based Commencement Date:	[1]
Liquidity Event Deadline:	[2]
Number of Restricted Stock Units:

Expiration Date:                                                 The Expiration Date for an RSU depends on whether the Service-Based Requirement has been satisfied with respect to that particular RSU.  Where the Service-Based Requirement for a particular RSU has not been satisfied, the Expiration Date is the earlier of: (i) Liquidity Event Deadline or (ii) the date of termination of Participant’s Continuous Service.  Where the Service-Based Requirement for a particular RSU has been satisfied in whole or in part, the Expiration Date is the Liquidity Event Deadline.  Notwithstanding the foregoing, upon the Participant’s termination of employment for Cause prior to the Service-Based Requirement and Liquidity Event Requirement being satisfied with respect to an RSU, (a) the Expiration Date of such RSU shall be the date of such termination of employment, (b) all such RSUs will expire and (c) the Participant shall have no further rights with respect to such RSU.

Vesting:                                                                                                  Participant will receive a benefit with respect to an RSU only if it vests. Except as explicitly set forth below, two vesting requirements must be satisfied on or before the applicable Expiration Date specified above in order for an RSU to vest — a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (described below). An RSU shall actually vest (and therefore become a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”).  All RSUs that do not become Vested RSUs on or before the applicable Expiration Date will be immediately forfeited to the Company upon expiration at no cost to the Company.

Liquidity Event

Requirement:                                                                   The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the first to occur of: (a) a Change in Control or (b) the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s Common Stock.  A Change in Control shall mean any “Acquisition” or “Asset Transfer”

1  For new hires, this will be the date of hire; for others, generally the date of grant.

2  For initial grants, will be 7 years from the date of grant.  This period should be revisited for future grants if a CIC or IPO becomes more likely.

as each is defined in the Company’s Amended and Restated Certificate of Incorporation, as in effect as of the Date of Grant.  In no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5).  RSUs with respect to which the Service-Based Requirement has been met as of the Change in Control shall not terminate in connection with the Change in Control, but rather shall be settled in connection with the Change in Control.  RSUs with respect to which the Service-Based Requirement has not been met as of the Change in Control shall be treated as set forth in the transaction agreement evidencing such Change in Control.

Service-Based

Requirement:                                                                   The Service-Based Requirement will be satisfied in installments as follows: [          ]3

Settlement:                                                                                 Subject to any capitalization adjustment in accordance with the terms of the Plan, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents.  Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

CLOUDMARK, INC.	PARTICIPANT

By:
Signature	Signature

3  Vesting schedule to be inserted. Current intention is: (a) 25% of the total number of RSUs granted will be satisfied on the one year anniversary of the Service Based Commencement Date (subject to continued service), and the remaining 75% of the total number of RSUs will be satisfied in 12 equal installments over the three (3) year period following the first anniversary of the Service Based Commencement Date on each quarterly anniversary of the Service-Based Commencement Date (subject to continued service).; and (b) in 16 equal installments over a four (4) year period on each quarterly anniversary of the Service-Based Commencement Date (subject to continued service).

Title:	Date:

Date:

ATTACHMENTS:                                    Award Agreement and 2010 Stock Option and Grant Plan

ATTACHMENT I

CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Cloudmark, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2010 Stock Option and Grant Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.         GRANT OF THE AWARD.  This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.  This Award was granted in consideration of your services to the Company.

2.         VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3.         NUMBER OF SHARES.  The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4.         SECURITIES LAW COMPLIANCE.  You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.         TRANSFER RESTRICTIONS.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

(a)        Death.  Your Award is transferable by will and by the laws of descent and distribution.

(b)       Domestic Relations Orders.  Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

6.            DATE OF ISSUANCE.

(a)        The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.  Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)       If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)         the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)        either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)        The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7.         DIVIDENDS.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.         RESTRICTIVE LEGENDS.  The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

9.         EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10.         AWARD NOT A SERVICE CONTRACT.

(a)        Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)       By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

11.       WITHHOLDING OBLIGATION.

(a)        On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b)        By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Restricted Stock Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent,  whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.

(c)        In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.       TAX CONSEQUENCES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13.       UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.       NOTICES.  Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.       HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.       MISCELLANEOUS.

(a)        The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)       You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)        You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)       This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)        All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.       GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18.       EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19.       SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.       OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

21.       AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

22.       COMPLIANCE WITH SECTION 409A OF THE CODE.  This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly.  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.  If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your  “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

ATTACHMENT II

2010 STOCK OPTION AND GRANT PLAN

STOCK OPTION GRANT NOTICE

UNDER THE CLOUDMARK, INC.

2010 STOCK INCENTIVE PLAN AND 2012 SUB-PLAN FOR FRANCE

The Board of Directors of Cloudmark, Inc., with the authorization and powers conferred on it by the Extraordinary General Shareholders’ Meeting on September 25, 2012, deliberating in the context of Article L. 225-177 of the French Commercial Code, has granted you an option to purchase shares of Common Stock of Cloudmark, Inc, as set forth below

Pursuant to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”), and the 2012 Sub-Plan for France (the ‘Sub-Plan’), Cloudmark, Inc., a Delaware corporation (together with any successors thereto, the “Company”), hereby grants to the Optionee, who is an officer, employee or director of the Company or any of its Subsidiaries, a French Qualified option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock (“Common Stock”), of the Company indicated above (the “Underlying Shares,” and such shares once issued shall be referred to as the “Option Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in the attached Stock Option Agreement (the “Agreement”), in the Plan and in the Sub-Plan. It is intended that this Stock Option shall qualify for favorable income tax and social tax treatment under Sections L.225 – 177 to L. 225 – 186 of the French Commercial Code.

The Optionee acknowledges receipt of a copy of the Plan and the Sub-Plan and represents that he or she is familiar with the terms and provisions thereof, and accepts this Stock Option subject to all of the terms and provisions thereof.

Name of Optionee:                                                                                                                                                                                                                (the “Optionee”)

No. of Underlying Shares:                                                                                                                                                               Shares of Common Stock

Grant Date:                                                                                                                                                                                                                                                             (the “Grant Date”)

Vesting Commencement Date:                                                                                                                                  (the “Vesting Commencement Date”)

Expiration Date:                                                                                                                                                                                                                              (the “Expiration Date”)

Option Exercise Price/Share:                                                                                                                                            (the “Option Exercise Price”)

Vesting Schedule:                                                                                                                       25% percent of the Underlying Shares shall vest on the first anniversary of the Vesting Commencement Date; provided that the Optionee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining 75% of the Underlying Shares shall vest in 36 equal monthly installments at the end of each successive one month period following the first anniversary of the Vesting Commencement Date, provided the Optionee continues to have a Service Relationship with the Company at such time.

1

STOCK OPTION AGREEMENT

UNDER THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN AND 2012 SUB-PLAN FOR FRANCE

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stock Option Grant Notice, in the 2010 Stock Option and Grant Plan, attached hereto as Appendix B, and in the 2012 Sub-Plan for France, attached hereto as Appendix C.

1.                                    Vesting, Exercisability and Termination.

(a)                              No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.

(b)                             Except as set forth below and in Section 9 of the Plan, and subject to the determination of the Board in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Underlying Shares on the respective dates indicated below:

(i)                                  All Underlying Shares shall initially be unvested and unexercisable.

(ii)                              The Underlying Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

Notwithstanding anything herein to the contrary in the case of a Sale Event, this Stock Option shall be treated as provided in Section 3(c) of the Plan.

(c)                               Except as may otherwise be provided by the Board, if the Optionee’s Service Relationship with the Company or a Subsidiary is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):

(i)                                  Termination of the employment contract or executive position by way of the Beneficiary’s retirement, the right to exercise the Options remains open for three (3) months following the date of the termination of the employment contract or executive position,

(ii)                              Invalidity of the 2nd and 3rd category under Article L.341-4 of the French Social Security Code, the right to exercise the Options remains open for twelve (12) months following the date of invalidity,

(iii)                          On the death of the Beneficiary, the right to exercise the Options remains open to the Beneficiary’s heirs for six (6) months following the date of death as stated in section 5 hereafter,

(iv)                          If the Optionee’s Service Relationship terminates for any reason other than death, disability or retirement, and unless otherwise determined by the Board, this Stock Option

1

may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier, provided, however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

For purposes hereof, the Board’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees or Permitted Transferees. Any portion of the Stock Option that is not exercisable on the date of termination of the Service Relationship shall terminate immediately and be null and void.

2.                                    Exercise of Stock Option.

(a)                              The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice. Such notice shall specify the number of Underlying Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described in the Plan.

(b)                             Notwithstanding any other provision hereof or of the Plan or the Sub-Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

(c)                               Shares issued on exercise of an Option are unassignable for a period of four (4) years from the Option Grant Date, although this share retention period may not exceed three (3) years from the date of exercise of the Option (hereafter, the “Holding Period”).

(d)                             On expiry of the Holding Period, the Shares are transferable in accordance with provisions of the Company by-laws, the provisions of the Plan and the Sub Plan and any other act agreed by the Company’s shareholders.

3.                                    Incorporation of Plan and the Sub-Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan and the Sub-Plan for France.

4.                                    Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by inheritance. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee subject to provisions of Section 1 and Section 2 of the Agreement.

In the event of death of the beneficiary during the exercise period of the options, the beneficiary’s heirs will have a period of six (6) months following the date of death, to exercise the option. Upon expiry of this period the option will be null and void.

5.                                    Restrictions on Transfer of Option Shares. The Option Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.

2

6.                                    Miscellaneous Provisions.

(a)                              Adjustments for Changes in Capital Structure. Where there is an increase or change in the Company’s share capital, and more generally where one of the events provided for under Article L.225-181 of the French Commercial Code occurs, an adjustment shall be made to the number and/or purchase price of Shares, in accordance with the provisions of Articles R.225-137 of the French Commercial Code. Notification of said adjustment shall be made to the Beneficiaries.

(b)                             Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(c)                               Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope hereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(d)                             Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, e-mail, facsimile transmission, or when received if mailed by postage paid first class mail or a recognized international courier. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(e)                               Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(f)                                Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

7.                                    Data Protection.

By entering into this Option Agreement, and as a condition of the grant of the Option, Optionee consents to the collection, use, and transfer of personal data as described in this paragraph to the full extent permitted by and in full compliance with applicable laws.

Optionee understands that the Company and its Subsidiaries hold Data about the Optionee for the purpose of managing and administering the Plan.

Optionee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of

3

Optionee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any Data Recipients.

Optionee understands that these Data Recipients may be located in Optionee’s country of residence or elsewhere, such as the United States. Optionee authorises the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Optionee’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee’s personal data continues to be adequately protected and securely held.

Optionee understands that Optionee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Optionee’s consent herein in writing by contacting the Company. Optionee further understands that withdrawing consent may affect Optionee’s ability to participate in the Plan.

[SIGNATURE PAGE FOLLOWS]

4

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

CLOUDMARK, INC.

By:
Name: Hugh McCartney
Title: CEO

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and of the Sub Plan, and understands that the Stock Option granted hereby is subject to the terms of the Plan, the Sub Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Sub Plan and this Agreement, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

5

Appendix A

1

Appendix B

2

Appendix C

3

EARLY EXERCISE

NON-QUALIFIED STOCK OPTION GRANT NOTICE

UNDER THE UK EMI SUB-PLAN TO THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

Pursuant to the UK EMI Sub-Plan to the Cloudmark, Inc. 2010 Stock Option and Grant Plan (the “Plan”), Cloudmark, Inc., a Delaware corporation (together with any successor thereto, the “Company”), hereby grants to the Optionee, who is an employee of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock (“Common Stock”), of the Company indicated above (the “Option Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Early Exercise Non-Qualified Stock Option Grant Notice (the “Grant Notice”), the Early Exercise Non-Qualified Stock Option Agreement (the “Agreement”) and in the Plan.

Name of Optionee:

No. of Option Shares:

Grant Date:

Type of Option

Vesting Commencement Date:

Expiration Date:

Option Exercise Price per Share:

Total Exercise Price:

Vesting Schedule:                                                                                                                           25% of the Option Shares shall vest on the anniversary of the Vesting Commencement Date; provided that the Optionee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining 75% of the Option Shares shall vest in 36 equal monthly installments each month following the first anniversary of the Vesting Commencement Date, provided the Optionee continues to have a Service Relationship with the Company at such time.

Attachments: Early Exercise Non-Qualified Stock Option Agreement, UK EMI Sub-Plan to the 2010 Stock Option and Grant Plan, Section 431 Election and Joint Election.

NOTICE CONCERNING EMI TREATMENT: IF THIS OPTION IS DESIGNATED AS AN EMI OPTION IT CEASES TO QUALIFY FOR FAVOURABLE TAX TREATMENT AS AN EMI OPTION TO THE EXTENT IT IS EXERCISED (I) MORE THAN 40 DAYS AFTER THE DATE THE OPTIONEE CEASES TO BE AN ELIGIBLE EMPLOYEE FOR ANY REASON OTHER THAN DEATH (II) MORE THAN 12 MONTHS AFTER THE DATE THE OPTIONEE CEASES TO BE AN EMPLOYEE BY REASON OF DEATH OR (III) MORE THAN 40 DAYS FOLLOWING ANY DISQUALIFYING EVENT UNDER SECTIONS 534, 535 OR 536 OF ITEPA.

WHERE INDICATED AS SUCH, THIS OPTION IS INTENDED TO BE AN EMI OPTION. HOWEVER, THE COMPANY, THE PERSONS ADMINISTERING THE SUB-PLAN, THE RELEVANT EMPLOYING COMPANY (OR ANY OF THEIR RESPECTIVE EMPLOYEES OR DIRECTORS) DO NOT MAKE ANY WARRANTY OR REPRESENTATION THAT THIS OPTION WILL SO QUALIFY AND WILL NOT BE LIABLE TO YOU (OR ANY OTHER PERSON) FOR ANY OPTION TAX LIABILITY ARISING IN CONNECTION WITH THIS OPTION AS A RESULT OF THE OPTION OR PART OF THE OPTION NOT QUALIFYING OR CEASING TO QUALIFY AS AN EMI OPTION.

2

EARLY EXERCISE

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE UK EMI SUB-PLAN TO THE CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1.         Vesting, Exercisability and Termination.

(a)        This Stock Option shall be immediately exercisable, regardless of whether the Option Shares are vested.

(b)        Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, the Option Shares shall be vested on the respective dates indicated below:

(i)         All Option Shares shall initially be unvested.

(ii)        The Option Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

Notwithstanding anything herein to the contrary, in the case of a Sale Event, this Stock Option and the Option Shares shall be treated as provided in Section 3(c) of the Plan.

(c)        Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):

(i)         Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may continue to be exercised, to the extent the Option Shares are vested on the date of termination, by the Optionee or the Optionee’s Personal Representative for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.

(ii)        Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or disability (as defined in Section 422(c) of the Code), and unless otherwise determined by the Committee, this Stock Option may continue to be exercised, to the extent the Option Shares are vested on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date or other termination date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

3

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her Personal Representatives and any Permitted Transferee. Any portion of this Stock Option with respect to Option Shares that are not vested on the date of termination of the Service Relationship shall terminate immediately and be null and void.

Notice Concerning EMI Treatment: If this option is designated as an EMI Option it ceases to qualify for favourable tax treatment as an EMI Option to the extent it is exercised (i) more than 40 days after the date the Optionee ceases to be an Eligible Employee for any reason other than death (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of death or (iii) more than 40 days following any Disqualifying Event under sections 534, 535 or 536 of ITEPA.

2.         Exercise of Stock Option.

(a)        The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares and the Section 431 Election in the form of Appendix C hereto. Such notice shall specify the number of Option Shares to be purchased. To the extent this Stock Option is only partially exercised, such exercise shall first be with respect to the Option Shares, if any, that have previously vested, and then with respect to the Option Shares that will next vest, with the Option Shares that vest at the latest date being exercised last. Payment of the purchase price may be made by one or more of the methods described in Sections 5(a)(iv)(A) or (D) of the Plan, subject to the limitations contained in such Sections of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b)        In the event the Optionee exercises a portion of this Stock Option with respect to Option Shares that have not vested, the Optionee shall also deliver a Restricted Stock Agreement covering such unvested Option Shares in the form of Appendix B hereto (the “Restricted Stock Agreement”) with the same vesting schedule for such Option Shares as set forth for such Option Shares herein.

(c)        Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3.         Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

4.         Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than to the Optionee’s Personal Representative. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee.

5.         Restrictions on Transfer of Option Shares. The Option Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations

4

including, without limitation, the provisions contained in Section 9 of the Plan and, if applicable, the Restricted Stock Agreement.

6.         Miscellaneous Provisions.

(a)        Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b)        Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

(c)        Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d)       Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope hereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. The Section 431 Election and the Joint Election, which are enclosed and shall form part of this Agreement, shall be governed by the laws of England and Wales.

(e)        Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f)        Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g)        Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h)        Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and

5

legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i)         Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

7.         Tax Obligations.

(a)        Withholding. In the event that the Company determines that it is required to account to HM Revenue & Customs for the Option Tax Liability and any Secondary NIC Liability or to withhold any other tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding liabilities. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.

(b)        Tax Consultation. Optionee understands that he or she may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that he or she will consult with any tax advisors Optionee deems appropriate in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

(c)        Section 431 Election. As a further condition of the exercise of this Option, the Optionee shall have signed a Section 431 Election in the form set out in Appendix C or in such other form as may be determined by HM Revenue & Customs from time to time.

(d)       Employer’s National Insurance Charges. As a further condition of the exercise of an Option under the Plan the Optionee shall join with the Company, or if and to the extent that there is a change in the law, any other company or person who is or becomes a Secondary Contributor in making a Joint Election which has been approved by HM Revenue & Customs, for the transfer of the whole any Secondary NIC Liability.

(e)        Optionee’s Tax Indemnity.

(i)         Indemnity. To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company, and the Company as trustee for and on behalf of any related corporation, for any Option Tax Liability.

(ii)        No Obligation to Issue Shares. The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of this Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against the Option Tax Liability and the Secondary NIC Liability, or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability and any Secondary NIC Liability will be recovered from the Optionee within such period as the Company may then determine.

6

(iii)       Right of Retention. In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of this Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee’s liability under such indemnity.

8.         Data Protection. By entering into this Option Agreement, and as a condition of the grant of the Option, Optionee consents to the collection, use, and transfer of personal data as described in this paragraph to the full extent permitted by and in full compliance with applicable laws.

(a)        Optionee understands that the Company and its Subsidiaries hold Data about the Optionee for the purpose of managing and administering the Plan.

(b)        Optionee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Optionee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any Data Recipients.

(c)        Optionee understands that these Data Recipients may be located in Optionee’s country of residence or elsewhere, such as the United States. Optionee authorises the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Optionee’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee’s personal data continues to be adequately protected and securely held.

(d)       Optionee understands that Optionee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Optionee’s consent herein in writing by contacting the Company. Optionee further understands that withdrawing consent may affect Optionee’s ability to participate in the Plan.

9.         Additional terms.

(a)        Optionee has no right to compensation or damages for any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from the termination of Optionee’s employment; or notice to terminate employment given by or to Optionee. This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused other than in a case where a competent tribunal or court, from which there can be no appeal (or which the relevant employing company has decided not to appeal), has found that the cessation of the Optionee’s employment amounted to unfair or constructive dismissal of Optionee and however compensation or damages may be claimed.

7

(b)        Optionee has no right to compensation or damages for any loss in respect of an Option where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a Subsidiary of the Company; or the transfer of any business from a Subsidiary of the Company to any person which is not a Subsidiary of the Company. This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

10.       Dispute Resolution.

(a)        Except as provided below, any dispute arising out of or relating to the Plan or this Stock Option, this Agreement, or the breach, termination or validity of the Plan, this Stock Option or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California.

(b)        The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c)        The Company, the Optionee, each party to the Agreement and any other holder of Stock issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)       Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject

8

personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

9

This Agreement has been executed and delivered as a deed on the date set out below.

Dated:

SIGNED as a DEED
BY CLOUDMARK, INC	)
acting by the under-mentioned	)
person(s) acting on the authority of	)
the Company in accordance with the	)
laws of the territory of its incorporation:	)

Authorised signatory

SIGNED as a DEED	)
by	(Optionee))

in the presence of:

Witness signature:

Name:

Address:

Occupation:

10

Appendix A

STOCK OPTION EXERCISE NOTICE

11

Appendix B

RESTRICTED STOCK AGREEMENT

Appendix C

SECTION 431 ELECTION

13

APPENDIX D

UK EMI Sub-Plan to the 2010 Stock Option and Grant Plan

14

CLOUDMARK, INC.

RESTRICTED STOCK UNIT GRANT NOTICE - INTERNATIONAL
(2010 STOCK OPTION AND GRANT PLAN)

Cloudmark, Inc. (the “Company”), pursuant to its 2010 Stock Option and Grant Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units” or “RSUs”) set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), including any special terms and conditions for your country set forth in the attached appendix (the “Appendix”) both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement.  In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Service-Based Commencement Date:	[1]
Liquidity Event Deadline:	[2]
Number of Restricted Stock Units:

Expiration Date:                                                 The Expiration Date for an RSU depends on whether the Service-Based Requirement has been satisfied with respect to that particular RSU.  Where the Service-Based Requirement for a particular RSU has not been satisfied, the Expiration Date is the earlier of: (i) Liquidity Event Deadline or (ii) the date of termination of Participant’s Continuous Service.  Where the Service-Based Requirement for a particular RSU has been satisfied in whole or in part, the Expiration Date is the Liquidity Event Deadline.  Notwithstanding the foregoing, upon the Participant’s termination of employment for Cause prior to the Service-Based Requirement and Liquidity Event Requirement being satisfied with respect to an RSU, (a) the Expiration Date of such RSU shall be the date of such termination of employment, (b) all such RSUs will expire and (c) the Participant shall have no further rights with respect to such RSU.

Vesting:                                                                                                  Participant will receive a benefit with respect to an RSU only if it vests. Except as explicitly set forth below, two vesting requirements must be satisfied on or before the applicable Expiration Date specified above in order for an RSU to vest — a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (described below). An RSU shall actually vest (and therefore become a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”).  All RSUs that do not become Vested RSUs on or before the applicable Expiration Date will be immediately forfeited to the Company upon expiration at no cost to the Company.

Liquidity Event

Requirement:                                                                   The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the first to occur of: (a) a Change in Control or (b) the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s

1  For new hires, this will be the date of hire; for others, generally the date of grant.

2  For initial grants, will be 7 years from the date of grant.  This period should be revisited for future grants if a CIC or IPO becomes more likely.

Common Stock.  A Change in Control shall mean any “Acquisition” or “Asset Transfer” as each is defined in the Company’s Amended and Restated Certificate of Incorporation, as in effect as of the Date of Grant.  In no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5).  RSUs with respect to which the Service-Based Requirement has been met as of the Change in Control shall not terminate in connection with the Change in Control, but rather shall be settled in connection with the Change in Control.  RSUs with respect to which the Service-Based Requirement has not been met as of the Change in Control shall be treated as set forth in the transaction agreement evidencing such Change in Control.

Service-Based

Requirement:                                                                   The Service-Based Requirement will be satisfied in installments as follows: [____]3

Settlement:                                                                                 Subject to any capitalization adjustment in accordance with the terms of the Plan, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement (including the Appendix) and the Plan.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement (including the Appendix) and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement (including the Appendix) and the Plan and agrees to all of the terms and conditions set forth in these documents.  Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

CLOUDMARK, INC.	PARTICIPANT

By:

3  Vesting schedule to be inserted. Current intention is: (a) 25% of the total number of RSUs granted will be satisfied on the one year anniversary of the Service Based Commencement Date (subject to continued service), and the remaining 75% of the total number of RSUs will be satisfied in 12 equal installments over the three (3) year period following the first anniversary of the Service Based Commencement Date on each quarterly anniversary of the Service-Based Commencement Date (subject to continued service).; and (b) in 16 equal installments over a four (4) year period on each quarterly anniversary of the Service-Based Commencement Date (subject to continued service).

Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:                                    Award Agreement (including the Appendix) and 2010 Stock Option and Grant Plan

ATTACHMENT I

CLOUDMARK, INC.

2010 STOCK OPTION AND GRANT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”) including any special terms and conditions for your country set forth in the appendix attached hereto (the “Appendix”), Cloudmark, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2010 Stock Option and Grant Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.                                    GRANT OF THE AWARD.  This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.  This Award was granted in consideration of your services to the Company.

2.                                    VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3.                                    NUMBER OF SHARES.  The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4.                                    SECURITIES LAW COMPLIANCE.  You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.                                    TRANSFER RESTRICTIONS.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Your Award is transferable by will and by the laws of descent and distribution.

6.                                    DATE OF ISSUANCE.

(a)                              The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.  Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)                             If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)                                  the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)                              either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c)                               The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7.                                    DIVIDENDS.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.                                    RESTRICTIVE LEGENDS.  The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

9.                                    EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10.                            AWARD NOT A SERVICE CONTRACT AND NATURE OF GRANT.

(a)                              Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)                             By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

(c)                               In accepting your Award, you acknowledge, understand and agree that:

(i)                                  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(ii)                              the Award is voluntary and occasional and does not create any contractual or other right to receive future Awards (whether on the same or different terms), or benefits in lieu of an Award, even if an Award has been granted in the past;

(iii)                          the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose,

including, without limitation calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(iv)                          the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(v)                              neither the Company nor any Affiliate shall be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any shares of Common Stock acquired upon settlement; and

(vi)                          no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of your Continuous Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11.                            WITHHOLDING OBLIGATION.

(a)        On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b)        By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Restricted Stock Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent,  whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.

(c)        In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.                            TAX CONSEQUENCES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13.                            UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.                            NOTICES.  Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.                            HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.                            MISCELLANEOUS.

(a)                              The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)                             You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                               You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)                             This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                               All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.                            GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18.                            EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19.                            SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.                            OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

21.                            AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this

Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

22.                            COMPLIANCE WITH SECTION 409A OF THE CODE.  This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly.  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.  If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your  “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

23.                            DATA TRANSFER.  You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”).  You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country.  You may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Chief Financial Officer as the stock plan administrator at the Company (the “Stock Plan Administrator”).  You authorize the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.  You understand that refusing or withdrawing consent may affect your ability to participate in the Plan.  For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator

24.                            LANGUAGE.  If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25.                            INSIDER TRADING/MARKET ABUSE.  You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

26.                            IMPOSITION OF OTHER REQUIREMENTS.  The Company reserves the right to impose other requirements on your participation in the Plan, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.                            APPENDIX.  Notwithstanding any provisions in this Agreement, your Award shall be subject to the special terms and conditions for your country set forth in the Appendix attached hereto.  Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

28.                            GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope therof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts within California, and no other courts, where this grant is made and/or to be performed.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

APPENDIX TO RESTRICTED STOCK UNIT AWARD AGREEMENT

This Appendix includes special terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you reside and/or work in one of the countries listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

FRANCE

Language.  You confirm having read and understood the documents relating to the Plan, including the Agreement with all terms and conditions included therein, which were provided in the English language.  You accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.  Vous confirmez avoir lu et compris le Plan et cette convention («Agreement») et les Terms et Conditions, incluant tous leurs terms et conditions, qui ont été transmis en langue anglaise.  Vouz acceptez les dispositions de ces documents en connaissance de cause.

Please note:

The Restricted Stock Units are not intended to qualify for special tax or social security treatment in France.

If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return.  Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.

UNITED KINGDOM

Tax Withholding Obligations.  The following supplements Section 11 of the Agreement:

(d)        As a condition of the vesting of your Award, you therefore unconditionally and irrevocably agree:

(i)         to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including any secondary class 1 (employer’s) national insurance contributions for which you are liable or have agreed or elected to pay) (the “UK Tax Liability”); or

(ii)        to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)       if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv)       if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v)        to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

AUSTRALIA

Breach of Law.  Notwithstanding anything else in the Plan or the Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in a general meeting for the purpose of overcoming any such limitation or restriction.

Securities Law Information.  If you acquire shares of Common Stock and subsequently offer the shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law, and you should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  You understand that the Australian bank assisting with the transaction may file the report on your behalf.  If there is no Australian bank involved in the transfer, you will be required to file the report.  You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

JAPAN

Securities Law Information.  The Company hereby notifies to you, and you hereby acknowledge, that: (i) the solicitation of the Awards falls under the category of solicitation towards small number investors as provided in article 23-13.4 of the Financial Instruments and Exchange Law of Japan (kinyuu shouhin torihiki hou) (Law No. 25 of 1948, as amended) and therefore no notification under article 4.1 of the same has been made in respect of the solicitation; (ii) you are prohibited from transferring the Awards unless transferred as a whole; and (iii) the Awards cannot be divided into parts.

Foreign Asset/Account Reporting Information.  Japanese residents are required to report details of any assets held outside of Japan as of December 31, including shares of Common Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15 each year.  You are responsible for complying with this reporting obligation if applicable to you and you should consult your personal tax advisor in this regard. If you do not comply with this reporting obligation, you may be subject to imprisonment of up to 1 year or a fine of up to ¥500,000.

ATTACHMENT II

2010 STOCK OPTION AND GRANT PLAN